UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2022

CHINA GREEN AGRICULTURE, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd Floor, Borough A, Block A.

No.181 South Taibai Road

Xi’an, Shaanxi Province

People’s Republic of China 710065

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CGA	NYSE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2022, China Green Agriculture Inc.’s (“we”, the “Company”) Board of Directors (the “Board”) appointed Mr. Zhibiao Pan as its Co-Chief Executive Officer, effective immediately. Mr. Pan will lead the Company in its expansion into the businesses of blockchain and cryptocurrency.

Biographical information of Mr. Zhibiao Pan is as follows:

Mr. Zhibiao Pan has many years of experience in blockchain industry and bitcoin mining technology. Mr. Pan founded Poolin Group in 2017 and serving as CEO of the company. Prior to that, Mr. Pan served as director of software R&D at Bitmain from 2015 to 2017. In 2014, he founded Tang Chi Technology Co., Ltd, and served as CEO till 2015. From 2013 to 2014, Mr. Pan served as Chief Technical Advisor at Bit Fund. From 2011 to 2013, he served as senior R&D manager at Baidu Online Network Technology Group; In 2008, he served in Beijing Dangdang Information Technology Co., Ltd., where he responsible for the big data technical research; Mr. Pan received his bachelor degree of engineering in aircraft design from Beijing Institute of Technology in 2008.

A copy of the Employment Agreement, dated as of August 25, 2022, between the Company and Mr. Zhibiao Pan is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	EMPLOYMENT AGREEMENT BETWEEN CHINA GREEN AGRICULTURE INC. AND ZHIBIAO PAN
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2022	CHINA GREEN AGRICULTURE, INC.
(Registrant)

	By:	/s/ Zhuoyu Li
Zhuoyu Li
Chairman of the Board of Directors, Chief Executive Officer, and President

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